TAX FREE MONEY FUND


A Joint Special Meeting of the Shareholders of the Fund was held on December 15, 1999 where shareholders voted on the election of Trustees and the ratification of KPMG LLP, as the independent public accountants. With regard to the election of J. Miles Branagan, as elected trustee by the shareholders of the Portfolio, 21,355,966 shares were voted in the affirmative and 396,124 shares were withheld. With regard to the election of Jerry D. Choate, as elected trustee by the shareholders of the Portfolio, 21,359,783 voted in the affirmative and 392,307 shares were withheld. With regard to the election of Linda Hutton Heagy, as elected trustee by the shareholders of the Portfolio, 21,355,966 shares were voted in the affirmative and 369,124 shares were withheld. With regard to the election of R. Craig Kennedy, as elected trustee by the shareholders of the Portfolio, 21,388,206 shares were voted in the affirmative and 363,885 shares were withheld. With regard to the election of Mitchell M. Merin, as elected trustee by the shareholders of the Portfolio, 21,358,284 shares were voted in the affirmative and 393,806 shares were withheld. With regard to the election of Jack E. Nelson, as elected trustee by the shareholders of the Portfolio, 21,355,966 shares were voted in the affirmative and 396,124 shares were withheld. With regard to the election of Richard F. Powers, III, as elected trustee by the shareholders of the Portfolio, 21,358,284 shares were voted in the affirmative and 393,806 shares were withheld. With regard to the election of Phillip B. Rooney, as elected trustee by the shareholders of the Portfolio, 21,355,966 shares were voted in the affirmative and 396,124 shares were withheld. With regard to the election of Fernando Sisto, as elected trustee by the shareholders of the Portfolio, 21,355,966 shares were voted in the affirmative and 396,124 shares were withheld. With regard to the election of Wayne W. Whalen, as elected trustee by the shareholders of the Portfolio, 21,359,783 shares were voted in the affirmative and 392,307 shares were withheld. With regard to the election of Suzanne H. Woolsey, as elected trustee by the shareholders of the Portfolio, 21,370,050 shares were voted in the affirmative and 382,040 shares were withheld. With regard to the election of Paul G. Yovovich, as elected trustee by the shareholders of the Portfolio 21,370,050 shares were voted in the affirmative and 382,040 shares were withheld. With regard to the ratification of KPMG LLP to act as independent public accountants for the Fund, 21,075,163 shares were voted in the affirmative and 19,808 shares were voted against the proposal and 657,119 shares abstained from voting.